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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
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Name                                                                               Jurisdiction of Organization
Bell Microproducts Canada Inc.                                                              California
     Bell Microproducts Canada--Tenex Data ULC                                              Nova Scotia
Bell Microproducts--Future Tech, Inc.                                                       California
     Don Bell Microproducts Chile, S.A.                                                        Chile
     Bell Microproducts do Brasil, Ltda.                                                      Brazil
       Bell Microproducts Mexico Shareholder, LLC                                             Florida
       Bell Microproducts Mexico S.A. de C.V.                                                 Mexico
Rorke Data, Inc.                                                                             Minnesota
Bell Microproducts Europe Inc.                                                              California
     Bell Microproducts Europe Partners C.V.                                                Netherlands
          Bell Microproducts Europe B.V.                                                    Netherlands
                   Bell Microproducts Europe Limited                                       United Kingdom
                    Ideal Hardware Limited                                                United Kingdom
                           Bell Microproducts Europe Export Limited                       United Kingdom
                           Unifund Limited                                                United Kingdom
                           Ideal UniSolve Limited                                         United Kingdom
                    Bell Microproducts Solutions B.V.                                       Netherlands
                           Bell Microproducts Solutions N.V.                                 Belgium
                           Bell Microproducts Solutions GmbH                                 Germany
                           Bell Microproducts Solutions GmbH                                 Austria
                      Bell Microproducts B.V.                                              Netherlands
                           Rorke Data Italy s.r.l.                                            Italy
                 Bell Microproducts SARL                                                     France
                 Bell Microproducts GmbH                                                     Germany
                 Bell Microproducts s.r.l.                                                    Italy
                 Bell Microproducts AB                                                       Sweden
                 Bell Microproducts BVBA                                                     Belgium
                 Bell Microproducts ApS                                                      Denmark
                 Bell Microproducts Limited                                              United Kingdom
Total Tec Systems, Inc.                                                                    New Jersey
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